UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2024

SunLink Health Systems Inc.

(Exact name of Registrant as Specified in Its Charter)

Georgia	001-12607	31-0621189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway Suite 690
Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 933-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares without par value Preferred Share Purchase Rights	SYY	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 23, 2024, the Company's indirect subsidiary, Southern Health Corporation of Houston, Inc. (“Southern”), reached a revised agreement for the sale of Trace Regional Hospital and three (3) patient clinics in Chickasaw County, MS, (“Trace”) to Progressive Health of Houston, LLC (“Progressive”). Southern sold certain personal and intangible property to Progressive for $500,000 pursuant to an asset purchase agreement ('Sale"), entered into a six-month net lease of certain hospital real property for $20,000 per month, and engaged Progressive under a management agreement to manage the operations of the hospital and clinics until receipt of certain regulatory approvals. As a result of the transaction, Southern’s agreement with Progressive dated November 10, 2023, was terminated. Southern also entered into a real estate purchase agreement with Progressive whereunder Progressive is to purchase certain real estate of Trace for $2,000,000 by July 31, 2024. As a result of the transactions, SunLink expects to report an aggregate loss in the approximate range of $1,800,000 to $2,200,000 on the sale of Trace and its real estate pursuant to the asset purchase agreement and the real estate purchase agreement. However, a more precise determination of the amount of loss is not determinable at this time pending analysis of costs of property sold by Trace hospital and retained by Trace Extended Care & Rehabilitation because the two operations historically have been operated as one facility, and Southern has retained Trace Extended Care & Rehabilitation, a skilled care nursing facility adjacent to the campus of Trace.

Item 8.01 Other Events.

On January 29, 2024, the Company issued a press release announcing the Sale. A copy of the referenced press release is attached as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits The following exhibit is filed with this report:

EXHIBIT 10.1 – Asset Purchase Agreement dated January 22, 2024 by and between Southern Health Corporation of Houston, Inc. and Progressive Health of Houston, LLC

EXHIBIT 10.2 – Real Estate Agreement dated January 22, 2024 by and between Southern Health Corporation of Houston, Inc. and Progressive Health of Houston, LLC

EXHIBIT 10.3 – Lease dated January 22, 2024 between Southern Health Corporation of Houston, Inc. and Progressive Health of Houston, LLC

EXHIBIT 10.4 – Management Agreement dated January 22, 2024 by and between Southern Health Corporation of Houston, Inc. and Progressive Health of Houston, LLC

EXHIBIT 99.1 – SunLink Health Systems Subsidiary Reaches Revised Agreement for Sale of Trace Regional Medical Center and Clinics

EXHIBIT 104 – Cover Page Interactive Data File - The cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

Date:	January 29, 2024	/s/ Robert M. Thornton, Jr.
Robert M. Thornton, Jr.
Chief Executive Officer